PRESS RELEASE
April 22, 2010	Contact: Stephanie A. Heist (302) 571-5259 sheist@wsfsbank.com

WSFS ANNOUNCES 1ST QUARTER 2010
EARNINGS RELEASE DATE AND CONFERENCE CALL

WILMINGTON, Del. – WSFS Financial Corporation (NASDAQ/GS: WSFS), the parent company of WSFS Bank, today announced it expects to report first quarter earnings at the end of business Thursday, April 29, 2010.  Management will conduct a conference call to review this information at 1:00 p.m. Eastern Daylight Time (EDT) on Friday, April 30, 2010.  Interested parties may listen to this call by dialing 1-800-860-2442.

A rebroadcast of the conference call will be available one hour after the completion of the conference call, until 9:00 a.m. EDT May 11, 2010, by calling 1-877-344-7529 and using Conference ID # 439600.

About WSFS Financial Corporation
WSFS Financial Corporation is a $3.7 billion financial services company. Its primary subsidiary, Wilmington Savings Fund Society, FSB (WSFS Bank), operates 41 banking offices located in Delaware (36), Pennsylvania (4) and Virginia (1). WSFS Bank provides comprehensive financial services including trust and wealth management. Other subsidiaries include WSFS Investment Group, Inc. and Montchanin Capital Management, Inc. Founded in 1832, WSFS is one of the ten oldest banks in the United States continuously operating under the same name. For more information, please visit www.wsfsbank.com.

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